Exhibit 99
PRESS RELEASE

For Release:	November 5, 2010
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS THIRD QUARTER AND NINE MONTHS 2010 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced a third quarter 2010 loss of $.104 million or $(.03) per share compared to net income of $1.536 million, or $.45 per share for the third quarter of 2009. Net income for the first nine months of 2010 totaled $.934 million, or $.27 per share, compared to $2.087 million, or $.61 per share, for the same period in 2009.
The third quarter results include a provision for loan losses of $1.000 million compared to $.700 million for the three month period in 2009. Operating results for the nine month period in 2010 include a $4.700 million provision, $1.948 million in OREO write-downs, $.215 million in security gains and a $3.500 million deferred tax benefit. The nine month and three month results for 2009 include a $1.208 million gain from the sale of two branch offices and $.644 million in security gains.
Income before tax and loan loss provision for the third quarter of 2010 amounted to $1.111 million compared to $1.433 million in 2009 before tax, loan loss provision and also excluding the branch sale and security gains noted above. The 2010 nine month income before provision, taxes and nonrecurring items noted above, would total $3.330 million in compared to $3.100 million in 2009. Outside of the continuing impact of higher provisions and other costs associated with remediation of problem credits, the company continued its momentum in terms of strong core deposit growth and noninterest income generation from loan sales. Core deposits have increased by $77 million in 2010 and income from SBA and secondary mortgage loans totaled $.958 million thus far in 2010 compared to $.472 million in 2009, more than a 100% increase.
Nonperforming assets at the end of the third quarter of 2010 totaled $17.005 million, 3.41% of total assets, a reduction of $4.036 million from 2009 year end balances of $21.041 million. Nonaccrual loans represent 1.16% of total loans and loan delinquencies greater than 30 days have remained stable and continue to reside below peer levels and manageable. The company’s Texas Ratio remained satisfactory at 27.68%. Kelly George, President and Chief Executive Officer of mBank, commented, “We are pleased to record lower levels of nonperforming assets and we will continue our timely and aggressive efforts in the identification and resolution of nonperforming assets which should result in more normalized loan loss provisions and lowered credit related costs in future periods. However, we continue to be hindered from the impacts of reappraising problem assets due to the slow disposition process from an accommodating Michigan legal system for borrowers, but are encouraged that we are facing few new problem situations.”

Loans at September 30, 2010 totaled $382.727 million down slightly from the $384.100 million at September 30, 2009 and from 2009 year end balances of $384.310 million. Loan balances have been impacted by normal principal runoff of $38.0 million along with pay-offs of $17.8 million and SBA sales. Mr. George stated, “Although our outstanding loan balances have not increased, we are pleased with current year to date production which totaled $58.0 million, with 72% originating in the Upper Peninsula. Our fourth quarter pipeline is strong with continued success with the SBA and USDA loan guarantee programs. Thus far in 2010 we have sold $8.9 million of these loan balances and recognized $.647 million in gains.”
Total assets of the Corporation at September 30, 2010 were $499.066 million, down $14.174 million, or 2.76% from the $513.180 million in total assets reported at September 30, 2009 and down $16.371 million, or 3.18%, from total assets of $515.377 million at year-end 2009. Asset totals at September 30, 2010 reflect the decrease of $9.063 million in securities.
Total shareholders’ equity at September 30, 2010 totaled $55.987 million, compared to $55.766 million on September 30, 2009, an increase of $.221 million, or .40%. The capital levels at the bank and on a consolidated basis are strong with Tier 1 above 8% and total risk based capital above 11%. Book value of common shareholders’ equity was $13.26 per share at September 30, 2010 compared to $13.25 per share at September 30, 2009.
Total deposits of $404.524 were lower than deposit totals reported at September 30, 2009 of $418.581 million and 2009 year-end deposits of $421.389 million. The decreased deposit level was due entirely to lower levels of brokered deposits, a very positive initiative given the current regulatory climate for this type of funding source, which totaled $94.660 million at September 30, 2010 compared to $175.176 million at 2009 year end and $192.631 million at September 30, 2009.
Noninterest income, totaled $.648 million in the third quarter of 2010, compared to $2.418 million in the same period in 2009. Noninterest income for the 2010 nine month period totaled $2.048 million compared to $3.248 million in 2009. Noninterest income for the third quarter and nine month periods of 2009 included $1.208 million of branch sale gains and $.644 million of security gains. The Corporation also recognized $.215 million in gains from the sale of securities which was recorded in the first quarter of 2010.
Noninterest expense totaled $3.601 million in the third quarter, an increase of $.158 million from the third quarter of 2009. On a year to date basis 2010 noninterest expense totaled $12.560 million, an increase of $2.408 million when compared to the nine months ended September 30, 2009. The increase in expenses is primarily attributed to costs associated with nonperforming assets which were $2.2 million higher in 2010 and included OREO write-downs of $1.948 million. Noninterest expenses, excluding the extraordinary costs incurred for remediation of nonperforming assets, are well managed and below peer averages.
MFNC Chairman and CEO Paul Tobias concluded, “Thus far in 2010, we have focused our efforts on preserving shareholders’ equity with extensive efforts in nonperforming asset remediation. Our results through the first nine months reflect the costs associated with this effort. We are confident that the worst is behind us and pleased to report that our core earnings are increasing. We will continue to look for opportunities that will enhance the franchise value while improving our current platform to increase core earnings.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $450 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations in Michigan; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Period Ended
	September 30,	December 31,	September 30,
	2010	2009	2009
(Dollars in thousands, except per share data)	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$499,006	$515,377	$513,180

Loans	382,727	384,310	384,100

Investment securities	37,450	46,513	80,203

Deposits	404,524	421,389	418,581

Borrowings	36,069	36,140	36,140

Shareholders’ Equity	55,987	55,299	55,766

Selected Statements of Income Data (nine months and year ended):

Net interest income	$12,109	$16,287	$11,856

Provision for loan losses	4,700	3,700	1,400

Income (Loss) before taxes and preferred dividend	(3,103)	3,536	3,552

Net income	934	1,907	2,087

Income per common share — Basic	.27	.56	.61

Income per common share — Diluted	.27	.56	.61

Three Months Ended:

Net interest income	$4,064	$4,431	$4,310

Income (Loss) before taxes and preferred dividend	111	(16)	2,585

Net income (Loss)	(104)	(180)	1,536

Income (Loss) per common share — Basic	(.03)	(.05)	.45

Income (Loss) per common share — Diluted	(.03)	(.05)	.45

Weighted average shares outstanding	3,419,736	3,419,736	3,419,736

Selected Financial Ratios and Other Data (nine months and year ended):

Performance Ratios:

Net interest margin	3.59%	3.59%	3.54%

Efficiency ratio	74.12	73.37	77.71

Return on average assets	.25	.39	.57

Return on average equity	2.21	3.77	5.72

Average total assets	$507,938	$493,652	$486,760

Average total shareholders’ equity	$56,561	$50,531	$48,801

Average loans to average deposits ratio	93.19%	92.99%	93.22%

Common Share Data (at end of period):

Market price per common share	$5.10	$4.64	$4.10

Book value per common share	$13.26	$13.10	$13.25

Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data (at end of period):

Allowance for loan losses	$5,437	$5,225	$4,081

Non-performing assets	$17,005	$21,041	$17,349

Allowance for loan losses to total loans	1.42%	1.36%	1.06%

Non-performing assets to total assets	3.41%	4.08%	3.38%

Texas Ratio*	27.68%	34.77%	28.99%

Number of:

Branch locations	11	10	10

FTE Employees	98	100	97

*	Texas Ratio: Non-performing Assets divided by Total Equity plus Allowance for Loan Losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
(Dollars in thousands)	2010	2009	2009
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$36,561	$18,433	$23,249
Federal funds sold	12,000	27,000	—

Cash and cash equivalents	48,561	45,433	23,249

Interest-bearing deposits in other financial institutions	692	678	662
Securities available for sale	37,450	46,513	80,203
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	295,262	305,670	306,590
Mortgage	82,312	74,350	73,116
Installment	5,153	4,290	4,394

Total Loans	382,727	384,310	384,100
Allowance for loan losses	(5,437)	(5,225)	(4,081)

Net loans	377,290	379,085	380,019

Premises and equipment	9,843	10,165	10,281
Other real estate held for sale	5,758	5,804	5,821
Other assets	15,618	23,905	9,151

TOTAL ASSETS	$499,006	$515,377	$513,180

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$44,402	$35,878	$33,254
NOW, money market, checking	127,828	95,790	88,843
Savings	20,265	18,207	18,807
CDs<$100,000	94,560	59,953	59,637
CDs>$100,000	22,809	36,385	25,409
Brokered	94,660	175,176	192,631

Total deposits	404,524	421,389	418,581

Borrowings:
Federal Home Loan Bank	35,000	35,000	35,000
Other	1,069	1,140	1,140

Total borrowings	36,069	36,140	36,140
Other liabilities	2,426	2,549	2,693

Total liabilities	443,019	460,078	457,414

TOTAL SHAREHOLDERS’ EQUITY	55,987	55,299	55,766

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$499,006	$515,377	$513,180

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands except per share data)	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,300	$5,106	$15,718	$15,212
Tax-exempt	46	63	145	237
Interest on securities:
Taxable	324	888	1,077	2,020
Tax-exempt	7	7	21	11
Other interest income	23	28	100	44

Total interest income	5,700	6,092	17,061	17,524

INTEREST EXPENSE:
Deposits	1,414	1,550	4,309	4,894
Borrowings	222	232	643	774

Total interest expense	1,636	1,782	4,952	5,668

Net interest income	4,064	4,310	12,109	11,856
Provision for loan losses	1,000	700	4,700	1,400

Net interest income after provision for loan losses	3,064	3,610	7,409	10,456

OTHER INCOME:
Service fees	264	235	737	750
Net security gains	(1)	644	215	644
Net gains on sale of secondary market loans	322	247	897	389
Other	63	1,292	199	1,465

Total other income	648	2,418	2,048	3,248

OTHER EXPENSES:
Salaries and employee benefits	1,779	1,603	5,281	4,761
Occupancy	358	336	1,048	1,069
Furniture and equipment	202	193	593	604
Data processing	193	221	587	665
Professional service fees	168	161	502	458
Loan and deposit	441	402	3,297	1,175
Telephone	53	50	145	139
Advertising	77	80	220	238
Other	330	397	887	1,043

Total other expenses	3,601	3,443	12,560	10,152

Income (Loss) before provision for income taxes	111	2,585	(3,103)	3,552
Provision for (benefit of) income taxes	30	864	(4,593)	1,142

NET INCOME (LOSS)	81	1,721	1,490	2,410

Preferred dividend expense	185	185	556	323

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(104)	$1,536	$934	$2,087

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.03)	$.45	$.27	$.61

Diluted	$(0.03)	$.45	$.27	$.61

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2010	2009	2009
Commercial Loans
Real estate — operators of nonresidential buildings	$52,192	$48,689	$47,007
Hospitality and tourism	39,998	45,315	45,867
Commercial construction	25,718	24,591	24,076
Real estate agents and managers	19,675	24,242	23,996
Other	157,679	162,833	165,644

Total Commercial Loans	295,262	305,670	306,590

1-4 family residential real estate and construction	82,312	74,350	73,116
Consumer	5,153	4,290	4,394

Total Loans	$382,727	$384,310	$384,100

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2010	2009	2009
Nonperforming Assets :
Nonaccrual loans	$4,447	$14,368	$10,655
Loans past due 90 days or more	—	—	—
Restructured loans	6,800	869	873

Total nonperforming loans	11,247	15,237	11,528
Other real estate owned	5,758	5,804	5,821

Total nonperforming assets	$17,005	$21,041	$17,349

Nonperforming loans as a % of loans	2.94%	3.96%	3.00%

Nonperforming assets as a % of assets	3.41%	4.08%	3.38%

Reserve for Loan Losses:
At period end	$5,437	$5,225	$4,081

As a % of average loans	1.42%	1.39%	1.10%

As a % of nonperforming loans	48.34%	34.29%	35.40%

As a % of nonaccrual loans	122.26%	36.37%	38.30%

Charge-off Information (year to date):
Average loans	$384,028	$374,796	$370,952

Net charge-offs	$4,488	$2,752	$1,596

Charge-offs as a % of average loans	1.17%	.73%	.43%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
BALANCE SHEET (Dollars in thousands)

Total loans	$382,727	$384,839	$377,311	$384,310	$384,100
Allowance for loan losses	(5,437)	(6,371)	(4,737)	(5,225)	(4,081)

Total loans, net	377,290	378,468	372,574	379,085	380,019
Intangible assets	—	—	—	—	—
Total assets	499,006	500,774	502,427	515,377	513,180
Core deposits	287,055	271,026	236,227	209,828	200,541
Noncore deposits (1)	117,469	134,758	168,985	211,561	218,040

Total deposits	404,524	405,784	405,212	421,389	418,581
Total borrowings	36,069	36,140	36,140	36,140	36,140
Total shareholders’ equity	55,987	56,231	58,722	55,299	55,766
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$512,335	$502,942	$508,495	$514,102	$513,687
Loans	385,268	382,169	384,640	386,203	370,310
Deposits	416,847	405,449	413,897	418,280	419,102
Equity	56,668	57,889	55,109	55,665	54,594

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,064	$4,023	$4,022	$4,431	$4,310
Provision for loan losses	1,000	2,800	900	2,300	700

Net interest income after provision	3,064	1,223	3,122	2,131	3,610
Total noninterest income	648	593	807	1,503	2,418
Total noninterest expense	3,601	5,330	3,629	3,650	3,443

Income (Loss) before taxes	111	(3,514)	300	(16)	2,585
Provision for (benefit of) income taxes	30	(1,212)	(3,411)	(22)	864
Preferred dividend expense	185	186	185	186	185

Net income (loss) available to common shareholders	$(104)	$(2,488)	$3,526	$(180)	$1,536

PER SHARE DATA

Earnings (Losses) — basic	$(.03)	$(.73)	$1.03	$(.05)	$.45
Earnings (Losses)— diluted	(.03)	(.73)	1.03	(.05)	.45
Book value per common share	13.26	13.34	14.08	13.10	13.25
Market value, closing price	5.10	6.50	4.72	4.64	4.10

ASSET QUALITY RATIOS

Nonperforming loans/total loans	2.94%	2.87%	2.62%	3.96%	3.00%
Nonperforming assets/total assets	3.41	3.34	3.51	4.08	3.38
Allowance for loan losses/total loans	1.42	1.66	1.26	1.36	1.06
Allowance for loan losses/nonperforming loans	48.34	57.69	47.87	34.29	35.40
Texas Ratio(2)	27.68	26.71	27.76	34.77	28.99

PROFITABILITY RATIOS

Return on average assets	(.08)%	(1.98)%	2.81%	(.14)%	1.19%
Return on average equity	(0.73)	(17.24)	25.95	(1.28)	11.16
Net interest margin	3.69	3.56	3.51	3.74	3.66
Efficiency ratio	75.98	76.04	78.12	71.03	70.09
Average loans/average deposits	92.42	94.26	92.93	92.33	88.36

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.22%	9.38%	9.85%	9.75%	9.74%
Tier 1 capital to risk weighted assets	11.73	11.65	12.48	11.92	12.18
Total capital to risk weighted assets	12.98	12.91	13.69	13.17	13.19
Average equity/average assets	11.06	11.51	10.84	10.83	10.63
Tangible equity/tangible assets	11.06	11.51	10.84	10.83	10.87

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

(2)	Texas Ratio: Nonperforming Assets divided by Total Equity plus Allowance for Loan Losees

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MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

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